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                                                                      EXHIBIT 23

                   REPORT AND CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Annual Report (Form 10-K) of Rock-Tenn Company of our report dated October 23, 2001 included in the 2001 Annual Report to Shareholders of Rock-Tenn Company.

         Our audits also include the financial statement schedule of Rock-Tenn Company listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

         We also consent (a) to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 333-77237) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Stock Purchase Plan, the Rock-Tenn Company 1989 Stock Option Plan and the Rock-Tenn Company 1987 Stock Option Plan, (ii) the Registration Statement (Form S-8 No. 33-83304) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the Rock-Tenn Company Incentive Stock Option Plan, the Rock-Tenn Company 1989 Stock Option Plan, and the Rock-Tenn Company 1987 Stock Option Plan, (iii) the Registration Statement (Form S-3 No. 33-93934) of Rock-Tenn Company and Post-Effective Amendment No. 1 thereto pertaining to the shelf registration of debt securities, (iv) the Registration Statement (Form S-3 No. 333-62338) of Rock-Tenn Company pertaining to the registration of $300,000,000 of debt securities, and (v) the Registration Statement (Form S-8 No. 333-62346) pertaining to Amendment No. 1 to the Rock-Tenn Company 1993 Employee Stock Option Plan and the 2000 Incentive Stock Plan, of our report dated October 23, 2001, with respect to the consolidated financial statements incorporated herein by reference; and (b) to the use of our report dated November 9, 2001, with respect to the financial statements of the Rock-Tenn Company 1993 Employee Stock Purchase Plan filed as an Exhibit to this Annual Report (Form 10-K) for the year ended September 30, 2001.

                                                            ERNST & YOUNG LLP

Atlanta, Georgia
December 18, 2001